UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2012

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2012, Mathias Sandoval, General Cable Corporation’s Executive Vice President, and President and Chief Executive Officer, General Cable Rest of World, resigned, effective immediately.

Item 7.01	Regulation FD Disclosure

Reference is made to the Current Report on Form 8-K filed on October 29, 2012 (the “10/29/12 Form 8-K”) by General Cable Corporation (the “Company”), in which the Company disclosed that the Audit Committee of the Company’s Board of Directors, upon the recommendation of the Company’s executive officers, concluded that due to accounting errors identified by the Company, its previously issued consolidated financial statements for fiscal years 2009 through 2011 (and the related reports of its independent registered public accounting firm) and the interim periods during those years, and the financial statements as of, and for the periods ended March 30, 2012 and June 29, 2012, should no longer be relied upon.

As disclosed in the 10/29/12 Form 8-K, the Company internally identified certain inventory related accounting errors in two facilities located in Brazil and a third facility located in South Africa within the Company’s Rest of World (“ROW”) segment that were erroneously computing cost of sales over the course of several years, resulting in an understatement of cost of goods sold and an overstatement of ending inventory. Following the filing of the 10/29/12 Form 8-K, the Company’s management became aware of additional information relating to the causes of the errors and the timing of internal reporting of the errors to senior corporate management at the Company’s headquarters in Highland Heights, Kentucky, as well as potential inventory theft in Brazil. These matters are subject to an ongoing internal review being conducted by the Company, with the assistance of outside counsel and a forensic accounting firm. In connection with the review, the Chief Executive Officer of ROW (as referenced in Item 5.02 herein) and the Chief Financial Officer of ROW have resigned.

Based on the preliminary findings in the internal review to date, the Company does not believe that its previously disclosed estimates of the amounts of understated costs of sale and overstated inventory will change materially. The Company will file its restated financial statements as soon as practicable following conclusion of the aforementioned internal review and assessment of the findings.

Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward looking statements regarding the Company’s continuing analysis and review of the inventory accounting errors, the restatement of its consolidated financial statements, review of its internal controls as well as its disclosure controls, and the timing of the filing of its amended periodic reports. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward looking statements, including, without limitation, risks relating to additional information arising from the Company’s continuing internal review of the inventory accounting related errors and its prior financial statements, as well as the review and audit by the Company’s independent auditors of the Company’s prior financial statements, the Company’s ability to maintain an effective system of internal controls and disclosure controls; the Company’s failure to correct any issues in the design or operating effectiveness of its internal controls or disclosure controls; and other risks described in the Company’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

November 15, 2012	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General
Counsel and Secretary